                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-12213) of ERP Operating Limited Partnership and in the related Prospectus of our reports indicated below with respect to the financial statements indicated below included in this Current Report of ERP Operating Limited Partnership on Form 8-K.

          Financial Statements            Date of Auditors Report
          --------------------            -----------------------

Statement of Revenue and Certain
 Expenses of Harborview for the year
 ended December 31, 1996                      May 16, 1997


Statement of Revenue and Certain
 Expenses of Trails at Dominion for the
 year ended December 31, 1996                 May 6, 1997


Statement of Revenue and Certain
 Expenses of Rincon for the year ended
 December 31, 1996                            May 7, 1997


Statement of Revenue and Certain
 Expenses of Waterford at the Lakes for
 the year ended December 31, 1996             May 12, 1997


Statement of Revenue and Certain
 Expenses of Lincoln Harbour for the
 year ended December 31, 1996                 May 16, 1997


Combined Statement of Revenue and
 Certain Expenses of Knights Castle and
 Club at the Green for the year ended
 December 31, 1996                            May 9, 1997



Combined Statement of Revenue and
Certain Expenses of the Zell/Merrill
Properties for the three years in the
period ended December 31, 1996                March 25, 1997


                                        Ernst & Young LLP



Chicago, Illinois
May 27, 1997

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